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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): January 6, 2003
                                                          ---------------

                         ANDREA ELECTRONICS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


      New York                      1-4324                   11-0482020
      --------                      --------                 ----------
(State or other Jurisdiction of     (Commission             (IRS Employer
incorporation or organization)      File Number)            Identification No.)


                 45 Melville Park Road, Melville, New York 11747
                 -----------------------------------------------
                    (Address of principal executive offices)


                                 (631) 719-1800
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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ITEMS 1, 2, 3, 4, 6, 8 AND 9.  NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.
-------     ------------

      On January 6, 2003, Andrea Electronics Corporation (the "Company") executed an Agreement with HTFP Investment LLP ("HFTP"), the holder of all of the Company's Series B and Series C Convertible Preferred Stock ("C Preferred Stock"), whereby the Company and HTFP agreed to certain modifications in regards to the calculation of the C Preferred Stock Conversion Price and the C Preferred Stock Maturity Alternate Price, under the Certificate of Amendment of the Certificate of Incorporation for the Company's C Preferred Stock as described in the Agreement attached as Exhibit 99.1 hereto and incorporated herein by reference.

      In addition, as set forth in the Agreement, the Company agreed to hold a special meeting of stockholders no later than January 31, 2003 for the purposes of reducing the par value of the Company's common stock to no more than $0.01 per share and to increase the number of the shares of common stock authorized pursuant to the Company's Certificate of Incorporation to no less than 200,000,000 shares of common stock.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
-------     ---------------------------------

      (c)   Exhibits

            Number            Description
            ------            -----------

            99.1              Agreement, dated January 6, 2003







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ANDREA ELECTRONICS CORPORATION


Dated: January 7, 2003             By: /s/ Richard A. Maue
                                       -----------------------------------------
                                       Richard A. Maue
                                       Executive Vice President, Chief Financial
                                       Officer and Corporate Secretary








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